UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2023

VIASAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Viasat, Inc. (“Viasat”) held on September 7, 2023 (the “Annual Meeting”), Viasat’s stockholders approved the amendment and restatement of the 1996 Equity Participation Plan of Viasat, Inc. (as amended and restated, the “Restated Equity Plan”). The Restated Equity Plan was previously approved by the Board of Directors of Viasat (the “Board”), and implemented the following changes: (1) increased the number of shares of common stock available for issuance under the Restated Equity Plan by 11,500,000 shares to a total of 55,971,000 shares; (2) extended the period during which incentive stock options may be granted from 2032 to 2033; (3) revised the individual award limitations such that not more than 2,000,000 shares subject to options or stock appreciation rights, 1,200,000 shares subject to restricted stock awards, performance awards, dividend equivalents, restricted stock unit awards or stock payment awards, or $10,000,000 in cash may be paid or granted to any one person during any fiscal year; (4) provided that all awards shall be subject to recoupment in accordance with Viasat’s existing clawback policy and any additional clawback policy adopted pursuant to applicable law and listing requirements; and (5) removed certain provisions that were previously required for awards to qualify as performance-based compensation under a now-repealed exception to Section 162(m) of the Internal Revenue Code. The Restated Equity Plan became effective upon stockholder approval at the Annual Meeting.

The preceding description of the Restated Equity Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Equity Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Also at the Annual Meeting, Viasat’s stockholders approved the amendment and restatement of the Viasat, Inc. Employee Stock Purchase Plan (as amended and restated, the “Restated Purchase Plan”). The Restated Purchase Plan was previously approved by the Board, and implemented the following changes: (1) increased the maximum number of shares of common stock that may be issued under the Restated Purchase Plan by 5,000,000 shares to a total of 11,950,000 shares; and (2) provided that the Compensation and Human Resources Committee of the Board may delegate to one or more Viasat officers the authority to make administrative decisions under the Restated Purchase Plan, including the designation of additional participating subsidiaries, subject to certain limitations. The Restated Purchase Plan became effective upon stockholder approval at the Annual Meeting.

The preceding description of the Restated Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Purchase Plan, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Viasat’s stockholders voted on the following six proposals and cast their votes as follows:

Proposal 1: To elect Mark Dankberg and Rajeev Suri to serve as Class III Directors.

Nominee	For	Withheld	Broker Non-Votes
Mark Dankberg	93,178,159	2,039,151	9,347,177
Rajeev Suri	94,255,210	962,100	9,347,177

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as Viasat’s independent registered public accounting firm for the fiscal year ending March 31, 2024.

For	Against	Abstentions	Broker Non-Votes
103,552,816	802,008	209,663	0

Proposal 3: To conduct an advisory vote on executive compensation.

For	Against	Abstentions	Broker Non-Votes
91,663,424	3,238,750	315,136	9,347,177

Proposal 4: To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
93,311,988	199,163	1,585,896	120,263	9,347,177

Based on these results, the Board has determined that Viasat will hold an advisory vote on executive compensation every year.

Proposal 5: To approve an amendment and restatement of the 1996 Equity Participation Plan.

For	Against	Abstentions	Broker Non-Votes
88,755,909	6,272,228	189,173	9,347,177

Proposal 6: To approve an amendment and restatement of the Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non-Votes
94,870,711	237,623	108,976	9,347,177

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit

10.1	1996 Equity Participation Plan of Viasat, Inc. (As Amended and Restated Effective September 7, 2023)

10.2	Viasat, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective September 7, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023	Viasat, Inc.

	By:	/s/ Brett Church
Brett Church
Associate General Counsel